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                                                                    Exhibit 99.1
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             SONICWALL COMPLETES ACQUISITION OF PHOBOS CORPORATION

      Combined Product Line Offers Assess Security, Security Services and
                 Transaction Security to Customers of All Sizes

Sunnyvale, California, November 16, 2000 - SonicWALL (NASDAQ:SNWL), the leading supplier of Internet access security and security services to small and medium business, today announced that it has completed its acquisition of Phobos Corporation, a manufacturer of Internet transaction security technology. The purchase strengthens SonicWALL's presence in its core small and medium business markets and also provides access to new markets in large enterprise, service provider and e-commerce networks with transaction security and high-availability solutions at affordable prices.

"Phobos' SSL and load balancing technologies can be easily integrated into our industry leading Internet security appliances," said Sreekanth Ravi, President and CEO of SonicWALL. "Our customers will now have one reliable source for innovative high-performance, low cost Internet security products that combine access security and security services, such as firewall, VPN and Anti-Virus, with secure transaction acceleration and high availability to deliver robust security support for mission-critical e-commerce applications."

"The markets for access security and secure Internet traffic management are converging. This acquisition positions SonicWALL at the heart of a fast-growing market that is increasingly demanding multifunctional security solutions," said Brian Burke, a research analyst in Internet Security at IDC.

Based on SonicWALL's closing price of $18.81 on November 14, 2000, the acquisition announced on October 17, is worth approximately $279 million in cash and stock and will be accounted for under the purchase accounting method.
Phobos will become the Salt Lake City operations of SonicWALL and all of its products will carry the SonicWALL brand name by year-end. The combined company will be headquartered in Sunnyvale, California.

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About SonicWALL, Inc.

SonicWALL, Inc. (NASDAQ: SNWL) is the leading provider of Internet security solutions for broadband customers in the small to medium size enterprise (SME), branch office, telecommuter and education markets. The SonicWALL Internet security appliance is a high-performance, solid-state product that provides a robust, reliable, easy-to-use and affordable Internet security solution. SonicWALL's family of Internet security appliances offers firewall protection and an expanding array of value-added services. These services currently include anti-virus, VPN, strong authentication using digital certificates and content filtering. In addition, SonicWALL offers its Global Management System for distributed enterprises and service providers that wish to provide managed security services to their hosting or Internet access customers. SonicWALL, Inc. is headquartered in Sunnyvale, California. For more information, contact SonicWALL at (408) 745-9600 or visit the company Website at http://www.sonicwall.com.
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For Additional Information Contact:

Raj Dhingra
SonicWALL, Inc.
(408) 752-7943
rajd@sonicwall.com
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David Pascoe
Phobos Corp.
(801) 743-2211
dpascoe@phobos.com
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Eric Anderson
Coltrin & Associates
(212) 221-1616
eric anderson@coltrin.com
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Certain statements in this press release are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, the "Risk Factors" described in our Securities and Exchange Commission filings, including our Prospectus dated March 16, 2000. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

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